Exhibit 10.1

SETTLEMENT AND RELEASE AGREEMENT

This Settlement and Release Agreement (the “Agreement”) is entered into November 29, 2005 among Scott R. Oglum, an individual (“Mr. Oglum”), Theater Xtreme Entertainment Group, Inc. (the “Company”) and the Initial Investors identified on the signature page hereto.

WHEREAS, Mr. Oglum is the founder of Theater Xtreme, Inc. and currently serves as the Company’s President, Chief Executive Officer and Chairman;

WHEREAS, on February 11, 2005, Theater Xtreme, Inc. merged with and into BF Acquisition Group II, Inc. (the “Merger”);

WHEREAS, following the Merger, the name of the surviving entity was changed to Theater Xtreme Entertainment Group, Inc.;

WHEREAS, certain of the initial investors of Theater Xtreme, Inc. identified on the signature page hereto (the “Initial Investors”), are concerned about the number of shares issued to Mr. Oglum by Theater Xtreme, Inc. prior to the Merger, the number of shares issued in the Merger and the number of shares issued to new investors in a subsequent private placement by the Company, and the respective dilution to the holdings of such Initial Investors that has occurred as a result of such issuances;

WHEREAS, to resolve the identified concerns regarding such dilution, Mr. Oglum has agreed, pursuant to this Agreement to tender to the Company for redemption 800,000 of his shares for distribution to the Investor Relations firms identified on Schedule I attached hereto as determined by the Company without Mr. Oglum’s participation as payment for services provided to the Company by such Investor Relations firms;

In consideration of the foregoing, and in consideration of the undertakings set forth hereinafter, and intending to be legally bound, the parties agree as follows:

1. Mr. Oglum shall within two (2) business days of the execution of this Agreement tender to the Company for redemption 800,000 shares of his common stock of the Company and shall file the necessary securities forms to reflect such tender.

2. The Company shall within two (2) business days of the receipt of the shares from Mr. Oglum, distribute the shares to the Investor Relations firms as set forth on Schedule I attached hereto.

3. The Initial Investors, each on their own behalf and on the behalf of their respective successors and/or assigns, hereby jointly and severally, forever release, discharge and dismiss any and all claims, rights, causes of action, suits, obligations, debts, demands, liabilities, controversies, costs, expenses, fees and/or damages of any kind (including, without limitation, any and all claims alleging violations of federal or state securities laws, common-law fraud or deceit, breach of fiduciary duty, negligence or otherwise), whether directly, derivatively, representatively or in any other capacity, against Mr. Oglum or his successors or assigns, in any way based upon, arising from, relating to or involving, directly or indirectly, the transactions contemplated by this Agreement or that led to this Agreement, including without limitation the dispute reflected in the WHEREAS clauses to this Agreement.

4. The Company, on its own behalf and on behalf of it successors and/or assigns, hereby forever releases, discharges and dismisses any and all claims, rights, causes of action, suits, obligations, debts, demands, liabilities, controversies, costs, expenses, fees and/or damages of any kind (including, without limitation, any and all claims alleging violations of federal or state securities laws, common-law fraud or deceit, breach of fiduciary duty, negligence or otherwise), whether directly, derivatively, representatively or in any other capacity, against Mr. Oglum or his successors or assigns, in any way based upon, arising from, relating to or involving, directly or indirectly, the transactions contemplated by this Agreement or that led to this Agreement, including without limitation the dispute reflected in the WHEREAS clauses to this Agreement.

5. It is agreed and understood that the execution of this Agreement and the actions contemplated hereby is not, and is not deemed to be, an admission of liability on the part of Mr. Oglum. It is expressly understood and agreed that Mr. Oglum denies liability and that the actions contemplated hereby are in full accord and satisfaction of, and in compromise of, a disputed claim and that the tender of shares for redemption is made for the purpose of terminating any potential dispute between Mr. Oglum, the Company and the Initial Investors.

6. This Agreement constitutes the entire understanding of the parties with respect to the subject matter, and there are no other agreements or understandings, express or implied.

7. This Agreement may be executed in counterparts which, taken together, shall constitute one document.

8. This Agreement shall be governed by the laws of the State of Florida without regard to any conflicts of laws provisions.

9. This Agreement is binding on the parties, their successors, heirs, assigns, related companies and affiliates.

[Signatures on Following Page]

IN WITNESS WHEREOF, this Agreement has been executed as of the date and year first set forth above.

SCOTT OGLUM By: /s/ Scott Oglum Scott Oglum

THEATER XTREME ENTERTAINMENT GROUP, INC. By: /s/ James Vincenzo James Vincenzo Title: Chief Financial Officer

INITIAL INVESTORS: KENNETH WARREN By: /s/ Kenneth Warren Kenneth Warren

JULEY DRICKEN By: /s/ Juley Dricken Juley Dricken

SCHEDULE I

DISTRIBUTION TO INVESTOR RELATIONS FIRMS

Four hundred thousand (400,000) shares of common stock to each of the following:

Nevada Capital Holdings Company
100 Springdale RD A3
Suite # 314
Cherry Hill, NJ 08003

Monmouth Holdings LLC
136 E.36th Street
Apt. 5G
New York, NY 10016